Exhibit 99.1
CSK Auto Corporation Presentation with Investors to be Webcast
PHOENIX, January 5, 2006 (BUSINESS WIRE) — Members of the management team of CSK Auto Corporation (NYSE: CAO) will be presenting at the SG Cowen & Company 4th Annual Consumer Conference commencing at 3:30 p.m. Eastern Standard Time on January 11, 2006 at the Westin Times Square in New York, New York.
The presentation and accompanying slides will be webcast. We invite interested parties to access the webcast live and for five days thereafter through our web site at www.cskauto.com. Just click on “Investors” and then click “Webcast — SG Cowen & Company 4th Annual Consumer Conference”.
CSK Auto Corporation is the parent company of CSK Auto, Inc., a specialty retailer in the automotive aftermarket. As of December 19, 2005, the Company operated 1,263 stores in 22 states under the brand names Checker Auto Parts, Schuck’s Auto Supply, Kragen Auto Parts and Murray’s Discount Auto Stores.
SOURCE: CSK Auto Corporation, Phoenix
CONTACT: Brenda J. Bonn (602.631.7483)

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